EXHIBIT 10.15

EMPLOYMENT AGREEMENT

THIS AGREEMENT is made and is effective on April 1, 2005, by and between The Sands Regent (“Sands”), a Nevada corporation, having an office at 345 North Arlington Avenue, Reno, Nevada 89501, and Robert Medeiros (“Executive”), who resides at 4245 Meadowgate Trail, Reno, Nevada 89509.

RECITALS

1. Sands is engaged in providing entertainment through the development and management of hotels and casinos;

2. Sands desires to secure the services of Executive, and Executive is willing to provide such services, each upon the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

1. DEFINITIONS. For the purposes of this Agreement, the parties hereby adopt the following definitions:

(a) “Cause” means:

(i) Executive’s material breach of a fiduciary obligation to Sands;

(ii) Executive’s material violation of the Sands Board Policy Manual;

(iii) Executive’s material breach of this Agreement including, without limitation, continual failure to perform substantially his duties with Sands, excessive absenteeism or dishonesty;

(iv) Executive’s arrest or indictment for, or written confession of, a felony or any crime involving moral turpitude under the laws of the United States;

(vi) Death of Executive;

(vii) Declaration by a court that Executive is mentally incompetent to manage his business affairs; or

(viii) The filing of any petition or other proceeding seeking to find Executive bankrupt or insolvent.

(b) “Change of Control” means and includes each of the following:

(i) The acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act and the rules thereunder) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent 25% or more of the combined voting power of the Company’s then outstanding voting securities, other than:

(A) an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or

(B) an acquisition of voting securities by the Company or a corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company, or

(C) an acquisition of voting securities pursuant to a transaction described in clause (iii) below that would not be a Change of Control under clause (iii);

Notwithstanding the foregoing, neither of the following events shall constitute an “acquisition” by any person or group for purposes of this subsection (f): an acquisition of the Company’s securities by the Company which causes the Company’s voting securities beneficially owned by a person or group to represent 25% or more of the combined voting power of the Company’s then outstanding voting securities; provided, however, that if a person or group shall become the beneficial owner of 25% or more of the combined voting power of the Company’s then outstanding voting securities by reason of share acquisitions by the Company as described above and shall, after such share acquisitions by the Company, become the beneficial owner of any additional voting securities of the Company, then such acquisition shall constitute a Change of Control; or

(ii) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board, together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clauses (1) or (3) of this subsection (f)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets or (z) the acquisition of assets or stock of another entity, in each case other than a transaction

(A) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction; and,

(B) after which no person or group beneficially owns voting securities representing 25% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (B) as beneficially owning 25% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(iv) The Company’s stockholders approve a liquidation or dissolution of the Company.

(c) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(d) “Executive” means Robert Medeiros.

(e) “Sands” means The Sands Regent, a Nevada Corporation, and its subsidiaries.

(f) “Disability” occurs when Executive shall become unable to perform his essential duties of his employment, with or without reasonable accommodation, because of physical or mental condition, illness, injury or other incapacity, for ninety (90) days in succession.

2. EMPLOYMENT.

(a) Sands hereby employs Executive and Executive hereby accepts employment by Sands to serve as Executive Vice President and Chief Operating Officer of Sands. All prior agreements for the employment of Executive are superceded. Executive shall perform services of an executive nature consistent with his offices with Sands as may from time to time be assigned or delegated to him by the President and Chief Executive Officer or the Board of Directors of Sands. Such duties may be further defined by the Board of Directors in its Board Policy Manual.

(b) Executive will devote his full business time and attention to his duties under this Agreement.

(c) It is contemplated Executive will travel to carry out his duties under this Agreement. Air travel and other travel arrangements will comply with current Sands policies respecting class and terms of travel.

(d) Sands will provide Executive with medical and dental benefits, life insurance and all other benefit programs as provided to other officers of Sands.

(e) Executive shall have twenty-seven days’ paid personal time off (PTO) during each year of this Agreement taken at such times as mutually convenient to Executive and Sands.

3. TERM OF EMPLOYMENT.

The term of Executive’s employment will cease only as provided and as more fully described in the following Paragraph 4. This Agreement shall remain in effect until Executive’s employment is terminated, or until mutually agreed by the Parties.

4. TERMINATION OF EMPLOYMENT.

This Agreement and Executive’s employment with Sands shall terminate in accordance with the following terms:

(a) Death of Executive. This agreement and Executive’s employment shall automatically terminate immediately upon the death of Executive. If Executive dies during the term of this Agreement, Sands shall pay to the estate of Executive the compensation that would otherwise be payable to Executive through the end of the month in which death occurs.

(b) Disability of Executive. If during the term of this Agreement Executive becomes Disabled, Sands may terminate this Agreement and Executive’s employment immediately, in which case, Sands shall pay to Executive or his estate the compensation that would otherwise be payable to Executive for an additional twelve months following the end of the month in which notice of termination for Disability is provided to Executive or his representative.

(c) By Sands for Cause. Sands may, by written notice to Executive, terminate this Agreement and Executive’s employment for Cause. In the event of a termination for Cause, Sands shall pay to Executive or his estate the compensation that would otherwise be payable to Executive through the end of the month in which notice of termination for Cause is provided to Executive.

(d) By Executive. Executive may terminate his employment at any time upon 90 days’ written notice to Sands.

(e) Upon Change of Control. In the event of a Change of Control, the term of Executive’s employment and this Agreement shall be two years from the date the Change of Control becomes effective, provided that Executive is employed on the effective date of the Change of Control. During the two year period following a Change of Control, this contract shall not be amended or cancelled without the express, written consent of both Sands or its successors or assigns, and Executive.

(f) If not terminated pursuant to subparagraphs (a) through (d), and except as provided in subparagraph (e) of this Paragraph 4, this Agreement may be terminated by Sands for any reason or for no reason, upon written notice of termination, in which case termination will become effective no sooner than twelve months following such notice, after which all obligation for payment of compensation to Executive shall cease.

5. BUSINESS EXPENSE REIMBURSEMENT.

Executive will be entitled to reimbursement by Sands for the reasonable business expenses paid by him on behalf of Sands in the course of his employment hereunder on presentation to Sands of appropriate vouchers (accompanied by receipts or paid bills) setting forth information sufficient to establish:

(a) The amount, date, and place of each such expense;

(b) the business reason for each such expense and the nature of the business benefit derived or expected to be derived as a result thereof; and,

(c) the names, occupations, addresses, and other information sufficient to establish the business relationship to Sands of any person who was entertained by Executive.

6. COMPENSATION. Sands agrees to pay Executive, and Executive agrees to accept from Sands, during the first year commencing July 1, 2004, and ending June 30, 2005, for the services to be rendered by him hereunder, the following:

(a) Base Salary. Executive shall receive a base salary at the rate of $190,000 per annum payable in monthly installments in arrears. Executive shall thereafter receive annual salary reviews by the Board of Directors, provided that the base salary will not fall below $190,000.

(b) Bonus. Executive shall be considered for annual bonuses pursuant to the Sands Bonus Program as set annually and approved by the Board Compensation and Governance Committee.

(c) Executive Benefits. Executive shall be entitled to participate in any retirement, bonus or other benefit plan which applies generally to executive officers of Sands, except that there shall be no duplication of benefits between this Agreement and other executive benefits.

(d) Stock Incentive Plan. Executive will be entitled to participate, in the discretion of the Board of Directors, in The Sands Regent 2004 Equity Incentive Plan, as amended or continued, pursuant to the terms of such Plan and any Award Agreement provided thereunder.

(e) Withholding. All payments by Sands shall be subject to required withholdings including taxes at the time such payments are actually made.

(f) Deferred Compensation. Executive may elect to defer up to forty percent (40%) of his base salary and/or bonus upon agreement with the Board of Directors upon such conditions as the parties may agree, and subject to any limitations established by law.

7. BENEFIT AND BINDING EFFECT; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon Sands, its successors and assigns, including but not limited to any corporation, person or other entity which may acquire a controlling interest in Sands or any corporation with or into which Sands may be consolidated or merged. Neither Sands nor Executive may assign its or his rights or obligations to any other person or entity without the express written consent of the other.

8. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of Nevada without reference to the choice of law principles thereof.

9. ENTIRE AGREEMENT. This Agreement sets forth and is an integration of all of the promises, agreements, conditions and understandings among the parties hereto with respect to all matters contained or referred to herein, and all prior promises, agreements, conditions, understandings, warranties or representations, oral, written, express or implied, are hereby superseded and merged herein.

10. VALIDITY OF PROVISIONS. Should any provision(s) of this Agreement be found to be void or unenforceable in whole or in part, the remainder of this Agreement shall not be affected thereby, and such provisions shall be modified or amended so as to provide for the accomplishment of the intentions of this Agreement to the maximum extent possible.

11. MODIFICATIONS OR DISCHARGE. This Agreement shall not be deemed waived, changed, modified, discharged or terminated in whole or in part, except as expressly provided for herein or by written instrument signed by all parties hereto.

12. NOTICES. Any notice which either party may wish to give to the other parties hereunder shall be deemed to have been given when actually received by the party to whom it is addressed. Notices hereunder may be sent by courier, mail, telefax, telegram or telex, to the following addresses, or to such other addresses as the parties may from time to time furnish to each other by like notice:

To Sands:

Chairman of the Board of Directors

The Sands Regent

345 North Arlington Avenue

Reno, Nevada 89501

Telefax: (775) 348-6241

To Executive:

Robert Medeiros,

Executive Vice President/Chief Operating Officer

The Sands Regent

345 North Arlington Avenue

Reno, Nevada 89501

Telefax: (775) 348-6241

[SIGNATURE PAGE FOLLOWS]

THIS AGREEMENT is effective on the first date set forth above.

The Sands Regent		Robert Medeiros

By:	/s/ JON N. BENGTSON		/s/ ROBERT MEDEIROS
Chairman of the Board

Date:	6/22/05	Date:	6/10/05